UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2019

WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

 1201 Lake Robbins Drive
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2019, Michael C. Pearl was appointed as Senior Vice President and Chief Financial Officer of Western Midstream Holdings, LLC (“WES GP”), the general partner of Western Midstream Partners, LP (“WES”), which owns Western Midstream Operating GP, LLC (the “General Partner”), the general partner of Western Midstream Operating, LP (the “Partnership”) and a 98% limited partner interest in the Partnership. He was also simultaneously appointed to this position with the General Partner. Mr. Pearl was appointed to succeed Jaime R. Casas, who has been appointed as Vice President and Treasurer of Occidental Petroleum Corporation (“Occidental”). Also on October 17, 2019, Catherine A. Green was appointed as Vice President and Chief Accounting Officer of WES GP and the General Partner.

Mr. Pearl, age 47, joined Anadarko Petroleum Corporation (“Anadarko”), a wholly owned subsidiary of Occidental, in 2004, and has served in various leadership positions within Anadarko’s accounting and finance organization, including Director Corporate Tax, Corporate Controller, Vice President Finance and Treasurer, and most recently as Senior Vice President, Investor Relations. Mr. Pearl also served as Senior Vice President and Chief Financial Officer of the General Partner (formerly Western Gas Holdings, LLC) at the time of its 2008 initial public offering. Prior to joining Anadarko, Mr. Pearl began his career at EY, where he held positions of increasing responsibility in corporate tax and finance.

Ms. Green, age 45, joined Anadarko in 2001 and has more than 20 years of accounting and audit experience. During her 18 years at Anadarko, Ms. Green has served in a variety of diverse roles throughout the Anadarko accounting and finance organization, including internal audit, technical U.S. GAAP accounting, internal controls, and most recently as Director, Expenditure Accounting. Prior to joining Anadarko, Ms. Green was an auditor with Grant Thornton LLP in the United Kingdom and Houston.

On August 7, 2019, and in contemplation of his appointment as an officer of WES GP and the General Partner, Mr. Pearl entered into a Retention Agreement that provides for three cash payments of $261,000, with the first payment due on February 8, 2020, the second payment on August 8, 2020, and the last payment on February 8, 2021. Under Mr. Pearl’s retention agreement, a voluntary termination or termination for cause will result in the forfeiture of all unpaid installments. Additionally, a termination without cause or due to death or disability will result in an acceleration of all unpaid installments. Also, effective October 17, 2019, and in contemplation of her appointment as an officer of WES GP and the General Partner, Ms. Green entered into a Retention Agreement that provides for a $400,000 cash payment to her on October 31, 2022. Ms. Green is entitled to receive a prorated portion of the retention payment in certain circumstances of involuntary termination without cause prior to October 31, 2022.

Additionally, Mr. Pearl and Ms. Green will be eligible to receive future equity awards under WES’s and Occidental’s compensation programs, and will also be eligible to participate in Occidental’s or Anadarko’s, as applicable, other compensation programs and benefits, including welfare and retirement benefits, on the same basis as other eligible Occidental or Anadarko employees, as applicable, and the Partnership will bear the expenses related to such benefits. Other than as described herein, there is no arrangement or understanding between Ms. Green or Mr. Pearl and any other person pursuant to which they were selected as officers of WES GP and the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	October 23, 2019	By:	/s/ John D. Montanti
John D. Montanti Vice President, General Counsel and Corporate Secretary

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